UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	KKR	New York Stock Exchange

6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange

6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2020, KKR Group Finance Co. VIII LLC (the “Issuer”), an indirect subsidiary of KKR & Co. Inc. (the “Corporation”), completed the offering of $750,000,000 aggregate principal amount of its 3.500% Senior Notes due 2050 (the “Notes”).  The Notes are guaranteed by the Corporation and KKR Group Partnership L.P., an indirect subsidiary of the Corporation (together with the Corporation, the “Guarantors”).  The Notes were issued pursuant to an indenture (the “Base Indenture”) dated August 25, 2020, as supplemented by a first supplemental indenture, dated August 25, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes bear interest at a rate of 3.500% per annum and will mature on August 25, 2050 unless earlier redeemed. Interest on the Notes accrues from August 25, 2020 and is payable semi-annually in arrears on February 25 and August 25 of each year, commencing on February 25, 2021 and ending on the maturity date. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or convey all or substantially all of their assets. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. Prior to February 25, 2050 (six months prior to the maturity date of the Notes), all or a portion of the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. On or after February 25, 2050 (six months prior to the maturity date of the Notes), the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, at par plus any accrued and unpaid interest on the Notes redeemed to, but not including, the date of redemption. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.  If the Corporation’s previously announced acquisition (the “Acquisition”) of Global Atlantic Financial Group Limited has not closed on or prior to May 7, 2021 (or any later date as extended pursuant to the merger agreement relating to the Acquisition), or if such merger agreement is terminated or the Corporation determines in its reasonable judgment that the Acquisition will not occur (each such event, a “Special Mandatory Redemption Event”), the Issuer will be required to redeem all of the outstanding Notes on the 20th day (or if such day is not a business day, the first business day thereafter) after the occurrence of a Special Mandatory Redemption Event at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the special mandatory redemption date.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture and the forms of the Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1 to this report, the First Supplemental Indenture filed as Exhibit 4.2 to this report, and the form of the Notes filed as Exhibit 4.3 to this report and incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of August 25, 2020 among KKR Group Finance Co. VIII LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.
Exhibit 4.2
First Supplemental Indenture dated as of August 25, 2020 among KKR Group Finance Co. VIII LLC, KKR & Co.  Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.3	Form of 3.500% Senior Note due 2050 (included in Exhibit 4.2 hereto).
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.
Date: August 25, 2020

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary